COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2007
(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,624,936
Restricted cash	159,770
Notes receivable	675,444
Accounts receivable	3,028,773
Other receivables	1,432,117
Due from related parties	154,647,511
Other current assets	926,099
Total current assets	166,494,650

Toll road infrastructures, net	402,993,077
Property, plant and equipment, net	14,891,657
Land use rights, net	46,255,854
Construction in progress	2,166,064
Long-term investment	1,331,416
Deferred taxes	5,713,908
Total long-term assets	473,351,976

TOTAL ASSETS	$639,846,626

See accompanying notes to the condensed consolidated financial statements.

EXH 99.2-1

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2007
(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$2,751,917
Short-term bank loans	5,325,664
Current portion of long-term loans	2,774,671
Notes payables	319,540
Payable to contractors	26,731,735
Other current liabilities	172,170
Deferred taxes	5,541,304
Total current liabilities	43,617,001

LONG-TERM LIABILITIES
Long-term bank loans	436,592,640
Deferred revenue	6,110,127
Total long-term liabilities	442,702,767

TOTAL LIABILITIES	486,319,768

CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common share capital	10
Additional paid-in capital	140,716,792
Accumulated other comprehensive income	12,274,260
Retained earnings (Accumulated deficit)	535,796
Total Shareholders’ Equity	153,526,858

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$639,846,626

See accompanying notes to the condensed consolidated financial statements.

EXH 99.2-2

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,
	2007	2006

REVENUES	$14,520,907	$6,866,328

OPERATING COSTS	486,882	77,589

DEPRECIATION AND AMORTIZATION	1,801,574	1,238,509

GROSS PROFIT	12,232,451	5,550,230

General and administrative expenses	929,997	409,729

INCOME FROM OPERATIONS	11,302,454	5,140,501

OTHER INCOME (EXPENSES)

Interest expense, net	(5,877,275)	(4,755,378)

Other income (expense), net	195,035	(353,276)

INCOME FROM OPERATIONS BEFORE INCOME TAXES	5,620,214	31,847

INCOME TAX EXPENSE	(1,405,053)	(7,962)

NET INCOME	4,215,161	23,885

OTHER COMPREHENSIVE INCOME

Foreign currency translation gain	2,081,780	1,419,639

Income taxes related to other comprehensive income	(520,445)	(354,910)

OTHER COMPREHENSIVE INCOME, NET	1,561,335	1,064,729

COMPREHENSIVE INCOME	$5,776,496	$1,088,614

See accompanying notes to the condensed consolidated financial statements.

EXH 99.2-3

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,215,161	$23,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,888,011	1,308,558
Deferred taxes	1,393,031	(35,082)
Deferred revenue	(136,948)	(130,249)
Imputed interest	121,662	116,788
Loss from disposition of plant and equipment	89,490	-
Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(307,716)	(831,925)
Other receivables	(42,538)	1,189,341
Other current assets	(805,686)	(832,538)
Increase (Decrease) In:
Other payables and accrued liabilities	(180,924)	229,836
Other current liabilities	14,744	(13,726)
Net cash provided by operating activities	6,248,287	1,024,888

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of construction in progress	(1,846,214)	(4,527,546)
Purchases of plant and equipment	(244,732)	(61,390)
Proceeds from disposition of plant and equipment	43,284	-
Due from related parties	3,639,631	(1,718,512)
Net cash provided by (used in) investing activities	1,591,969	(6,307,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term bank loans	141,310,420	6,279,945
Repayments of long-term bank loans	(141,310,420)	(6,291,325)
Proceeds from short-term bank loans	-	5,057,721
Repayments of short- term bank loans	(5,325,664)	-
Repayments of notes payable	(5,016,776)	-
Restricted cash	2,471,705	-
Net cash (used in) provided by financing activities	(7,870,735)	5,046,341

NET DECREASE IN CASH AND CASH EQUIVALENTS	(30,479)	(236,219)

Effect of exchange rate changes on cash	(175,547)	(423,171)
Cash and cash equivalents at beginning of year	5,830,962	5,524,840

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,624,936	$4,865,450
Interest paid	$8,112,214	6,256,910
Income taxes paid	-	-

See accompanying notes to the condensed consolidated financial statements.

EXH 99.2-4

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

SUPPLEMENTAL NON-CASH DISCLOSURES:

1.	During the three months ended September 30, 2007 and 2006, $0 and $5,078,434 were transferred from construction in progress to toll road infrastructures, respectively.

2.	During the three months ended September 30, 2007 and 2006, $0 and $29,065 were transferred from construction in progress to plant and equipment, respectively.

3.	During the three months ended September 30, 2007 and 2006, $319,850 and $4,520,155 increase of construction in progress was from the increase of payable to contractors.

See accompanying notes to the condensed consolidated financial statements.

EXH 99.2-5

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Color Man Holdings Limited (“CMH”) was formed on April 11, 2005 as a British Virgin Islands company with authorized capital of US$50,000 divided into 50,000 shares, each having a par value of US$1.00. Wise On China Limited (“WOCL”) was established and incorporated on November 2, 2005 with authorized share capital of HK$10,000 (approximately US$1,279.44) divided into 10,000 shares, each having a par value of HK$1.00 (approximately US$0.13). CMH’s sole business is to act as a holding company for WOCL, and WOCL’s sole business is to act as a holding company for the Company. CMH owns one share of WOCL approximately equal to US$0.13 in registered capital. Neither CMH nor WOCL have a Board of Directors, however each company has one Executive Director that serves as the legal representative and which may appoint a General Manager to lead each company’s routine operations. CMH’s current Executive Director is RCD (Nominee) Limited and WOCL’s current Executive Director is Siu Choi Fat. Both CMH and WOCL are inactive holding company and have their office located at Room Flat/Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong.

Pingdingshan Pinglin Expressway Co., Ltd (the “Ping”) was incorporated under the laws of the People’s Republic of China (“PRC”) on May 12, 2003 by four investors, namely, Henan Shengrun Venture Investment Management Co., Ltd. (“SVIC”), Henan Pingdingshan Zhongya Road and Bridge Construction Co., Ltd. (“PZRB”), Pingdingshan Expressway Construction Co., Ltd. (“PECC”), and Zhongyuan Trust & Investment Co., Ltd. (“ZTIC”). At establishment, the percentage of each party’s equity interests is 46%, 18%, 18% and 18% respectively. On May 21, 2007, PZRB, PECC, and ZTIC transferred their equity interests in Ping to SVIC and LI, Xi Peng. As a result, Ping is held by SVIC and Li, Xi Peng with equity interests of 95% and 5%, respectively. Ping’s approved operation tenure is 30 years from May 21, 2007. On July 30, 2007, Ping’s shareholders completed an acquisition and exchange transactions with WOCL. After the transfer, WOCL owned 100% interest of Ping.

With the approval from Henan Transportation Bureau and the State Development and Revolution Committee of China [NO. 2003-1784], the Company is permitted to construct and operate the toll road from Pingdingshan to Linru, Henan, China, for 30 years from 2003. Pursuant to the permission from Henan Transportation Bureau and Henan Development and Revolution Committee [NO. 2005-1885], the Company is entitled to operate 6 toll gates. All the rates applicable to the automobiles are defined by the Henan Transportation Bureau and Henan Development and Revolution Committee.

The principal activities of the Company are investment, construction, operation, and management of the Pingdingshan - Linru section (“Pinglin Expressway”), and the rent of petrol stations and service districts along the toll roads.

EXH 99.2-6

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and related disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may take in the future, actual results could differ from these estimates.

The accompanying unaudited condensed consolidated financial statements should also be read in conjunction with the audited financial statements of Ping as of and for the year ended June 30, 2007 and 2006.

(b)	Concentrations

The location of the express toll road and the operation of the Company is solely in the Henan Province, PRC for the three months ended September 30, 2007 and 2006.

(c)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

EXH 99.2-7

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ materially from those estimates.

(e)	Fair Value of Financial Instruments

The Company’s financial instruments include restricted cash, accounts receivable, note receivable, due from related parties, other receivables, notes payable, other payables and accrued liabilities, short-term bank loans, payable to contractors, other current liabilities and deferred taxes. Management has estimated that the carrying amount approximates fair value due to their short-term nature. The fair value of the Company’s long-term bank loans, deferred revenue and payables to contractors are estimated based on the current rates offered to the Company for debt of similar terms and maturities. The Company’s fair value of long-term bank loans, deferred revenue and payables to contractors was not significantly different from the carrying value at September 30, 2007 and 2006.

(f)	Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America. Restricted cash at September 30, 2007 represents time deposits on account to secure notes payable. Also see Note 9.

(g)	Trade Receivables

Trade receivables are recognized and carried at original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. As of September 30, 2007 and 2006, the Company has no allowance for doubtful accounts.

(h)	Long-Term Investments

The Company does not have more than a 20% interest in the investment and does not exercise significant influence over the investee as of September 30, 2007. The Company accounts for the investment under the cost method. Investment income is recognized by the Company when the investee declares a dividend and the Company believes it is collectible.

EXH 99.2-8

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation and impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Motor vehicles	8 years
Machinery	8 years
Office equipments	6 years
Toll stations and ancillary facilities	27 years
Communication and monitoring equipment	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(j)	Toll road infrastructures

Toll road infrastructures are carried at cost less accumulated depreciation and amortization. Depreciation and amortization of the toll road infrastructures are calculated to write off their cost, commencing from the date of commencement of commercial operation of the toll roads, based on the ratio of actual traffic volume compared to the total expected traffic volume of the toll roads as estimated by reference to traffic projection reports prepared by an independent PRC organization each year.

(k)	Construction in Progress

Construction in progress represents costs incurred in the construction of expressways and bridges. The costs includes development expenditure and other direct costs, including interest cost on the related borrowed funds during the construction period attributable to the development of plant and equipment and toll road infrastructures. Construction in progress is classified to appropriate category of plant and equipment and toll road infrastructures when completed and ready for intended use. Depreciation of these assets, on the same basis of other plant and equipment, commences when the assets are ready for intended use.

(l)	Land Use Rights

According to the laws of China, land in the PRC is owned by the Government and cannot be sold to an individual or company.  However, the government grants the user a “land use right” to use the land.  The land use rights granted to the Company is being amortized when the toll road is ready to operate, using the straight-line method over the approved toll road operating period of 27 years.

EXH 99.2-9

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(m)	Impairment of Long-Term Assets

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in SFAS No. 144. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations.  The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There were no impairments for the three months ended September 30, 2007 and 2006.

(n)	Revenue Recognition

Revenue represents toll revenue net of business tax, are recognized when all of the following criteria are met:

-	The amount of revenue can be measured reliably,

-	It is probable that the economic benefits associated with the transaction will flow to the enterprise,

-	The costs incurred or to be incurred in respect of the transaction can be measured reliably, and

-	Collectibility is reasonably assured.

The rental income is measured at the fair value of the consideration receivable and represents amounts receivable for services provided in the normal course of business, net of discounts and sales tax.

(o)	Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to operations as incurred. Retirement benefits amounting to $81,893 and $72,636 were charged to operations for the three months ended September 30, 2007 and 2006.

(p)	Deferred Revenue

The Company rents four gas stations to PetroChina Company Limited (“PCCL”) Pingdingshan branch from January 1, 2006 for 30 years. The Company received the entire 30 year rental fee net of business tax of $5,372,708 from PCCL in 2006.

The Company imputed interest on the amount using an 8% discount rate, under the effective interest rate method. The rental income recognized during the three months ended September 30, 2007 and 2006 was $136,948 and $130,249, respectively. The imputed interest for the three months ended September 30, 2007 and 2006 was $121,662 and $116,788, respectively. Also see Note 11.

EXH 99.2-10

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q)	Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  Also see Note 12.

(r)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rate~~s~~ as to assets and liabilities and average exchange rate~~s~~ as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

September 30, 2007
Quarter end RMB: US$ exchange rate	7.5108
Average Quarterly RMB: US$ exchange rate	7.5632

(s)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of comprehensive income is the foreign currency translation adjustment.

EXH 99.2-11

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t)	Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, "Fair Value Measurements", which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its results of operations, financial position, or cash flows.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). — AN INTERPRETATION OF FASB STATEMENT NO. 109, ACCOUNTING FOR INCOME TAXES. The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of September 30, 2007 and 2006, the Company does not have a liability for unrecognized tax benefits.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115 (FAS 159). FAS 159, which becomes effective for the Company on July 1, 2007. This standard permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that election, if any, of this fair value option will have a material effect on the results or operations or financial position.

EXH 99.2-12

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	NOTES RECEIVABLE

Notes receivable is from an unrelated company and consists of the following:

September 30, 2007 (Unaudited)

Due December 20, 2007	$675,444

The notes receivable from an unrelated party is short term, unsecured, has interest rate of 5.85% per annum. Interest income for the three months ended September 30, 2007 and 2006 is $9,669 and $0, respectively.

4.	RELATED PARTIES TRANSACTIONS

September 30, 2007 (Unaudited)
Notes receivable from related companies:

Tai Ao Expressway Co., Ltd
Due June 30, 2008	$47,535,168
Interest receivable (subsequently settled in October 2007)	9,195,992
56,731,160
Xinyang Expressway Co., Ltd
Due June 30, 2008	64,060,730
Interest receivable (subsequently settled in October 2007)	9,141,069
73,201,799

Subtotal	$129,932,959
Advance to a related company:

Tai Ao Expressway Co., Ltd	$24,714,552

Total	$154,647,511

The notes receivables were provided to these companies for their construction working capital. The above two companies are related to the Company through common control by the same shareholder, SVIC. The notes receivable are short term, interest bearing and unsecured. The interest rate was 6.57% per annum for the three months ended September 30, 2007 and 2006, respectively. Interest income recognized was $1,833,645 and $1,588,563 in the statements of income for the three months ended September 30, 2007 and 2006, respectively.

The Company paid on behalf of Tai Ao for construction materials. The balance is interest free, unsecured and has no fixed repayment term.

EXH 99.2-13

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	TOLL ROAD INFRASTRUCTURES, NET

Toll road infrastructures consist of the following:

September 30, 2007 (Unaudited)
At cost:	$408,566,451

Less: Accumulated depreciation	5,573,374
Toll road infrastructures, net	$402,993,077

Depreciation expense for the three months ended September 30, 2007 and 2006 is $1,257,272 and $721,850, respectively.

6.	PLANT AND EQUIPMENT, NET

Plant and equipment consist of the following:

September 30, 2007 (Unaudited)
At cost:
Toll station and ancillary facilities	$9,065,114
Communication and monitoring equipment	5,192,245
Motor vehicles	1,389,054
Machinery	271,289
Office equipment	321,307
16,239,009
Less: Accumulated depreciation
Toll station and ancillary facilities	510,705
Communication and monitoring equipment	229,511
Motor vehicles	474,696
Machinery	43,024
Office equipment	89,416
1,347,352
Property, plant and equipment, net	$14,891,657

Depreciation expense for the three months ended September 30, 2007 and 2006 is $179,250 and $158,302, respectively.

EXH 99.2-14

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	LAND USE RIGHTS

Land use rights consist of the following:

September 30, 2007 (Unaudited)

Cost	$48,954,710
Less: Accumulated amortization	2,698,856
Land use rights, net	$46,255,854

Amortization expense for the three months ended September 30, 2007 and 2006 is $451,489 and $429,403, respectively.

Amortization expense for the next five years and thereafter is as follows:

September 30, 2008	$1,818,543
September 30, 2009	1,818,543
September 30, 2010	1,818,543
September 30, 2011	1,818,543
September 30, 2012	1,818,543
Thereafter	37,163,139
Total	$46,255,854

8.	SHORT -TERM BANK LOANS

Short-term bank loans consist of the following:

September 30, 2007 (Unaudited)
Loans from Guangdong Development Bank, due December 27, 2007, monthly interest only payments at 6.12% per annum, secured by the toll road operating right owned by the Company.	$5,325,664

Loans from Pingdingshan City Credit Corporation, due September 17, 2007, monthly interest only payments at 7.956% per annum, secured by the toll road operating right owned by the Company. (subsequently repaid on its due date)	-

Total	5,325,664

For the three months ended September 30, 2007 and 2006, the Company incurred interest expense of $186,112 and $84,621, respectively from the related short-term loans.

EXH 99.2-15

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.	NOTES PAYABLE

Notes payable consists of the following:

September 30, 2007 (Unaudited)
Bank acceptance notes payable to unrelated companies:
Due July 2007 (subsequently repaid on its due date)	$-
Due August 2007 (subsequently repaid on its due date)	-
Due October 2007 (subsequently repaid on its due date)	319,540
Total notes payable	$319,540

Notes payable to unrelated companies are interest-free and were paid on their due dates. All the notes payable are subject to bank charges of 0.05% of the principal as commission on each loan transaction. Bank charges for notes payable were $160 and $0 for the three months ended September 30, 2007 and 2006, respectively.

Restricted cash of $159,770 and $2,631,475 is held as collateral for the notes payable as of September 30, 2007 and June 30, 2007.

10.	LONG-TERM BANK LOANS

Long-term bank loans consist of the following:

Non-current portion	September 30, 2007 (Unaudited)
Loans from National Development Bank of China Henan Branch, due May 20, 2017, quarterly interest only payments at 6.12% per annum, secured by the toll road operating right owned by the Company.	$90,536,295

Loans from Agricultural Bank of China, due November 20, 2018, quarterly interest only payments at 6.3% per annum, secured by the toll road operating right owned by the Company.	26,628,322

Loans from Agricultural Bank of China, due March 20, 2019, quarterly interest only payments at 6.3% per annum, secured by the toll road operating right owned by the Company.	26,628,322

Loans from Industrial and Commercial Bank of China Pingdingshan Branch, due July 21, 2020, quarterly interest only payments at 5.508% per annum, secured by the toll road operating right owned by the Company.	159,658,092

Loans from National Development Bank of China Henan Branch, due May 20, 2022, quarterly interest only payments at 6.84% per annum, secured by the toll road operating right owned by the Company.	133,141,609
Sub-total	436,592,640

EXH 99.2-16

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	LONG-TERM BANK LOANS (CONTINUED)

Current portion	September 30, 2007 (Unaudited)
Loans from National Development Bank of China Henan Branch, due May 20, 2017, quarterly interest only payments at 6.12% per annum, secured by the toll road operating right owned by the Company.	$2,662,832

Loans from China Everbright Bank Zhengzhou Branch, due Sepember 28, 2007, quarterly interest only payments at 6.12% per annum, guaranteed by National Development Bank Henan Provoince Branch. (subsequently repaid on its due date)	-

Loans from Industrial and Commercial Bank of China Pingdingshan Branch, due July 21, 2020, quarterly interest only payments at 5.508% per annum, secured by the toll road operating right owned by the Company..	111,839

Sub-total	2,774,671

Total	$439,367,311

For the three months ended September 30, 2007 and 2006, the Company incurred interest expense of $6,689,647 and $7,358,367, respectively, for the related long term bank loans, no interest was capitalized as a component of construction costs.

The repayment schedule for the long-term bank loans is as follows:

September 30, 2008	$2,774,671
September 30, 2009	9,769,931
September 30, 2010	14,653,566
September 30, 2011	18,208,447
September 30, 2012	27,096,980
Thereafter	366,863,716
Total	$439,367,311

EXH 99.2-17

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.	DEFERRED REVENUE

September 30, 2007 (Unaudited)

Deferred revenue	$15,583,039
Imputed interest discount	(9,472,912)

Total	$6,110,127

Also see Note 2(o).

12.	INCOME TAXES

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “new CIT Law”), which is effective from January 1, 2008.Under the new CIT Law, the corporate income tax rate applicable to the Company starting from January 1, 2008 will be 25%, replacing the currently applicable tax rate of 33%. The new CIT Law has an impact on the deferred tax assets and liabilities of the Company. The Company adjusted deferred tax balances as of September 30, 2007 based on their best estimates and will continue to assess the impact of such new law in the future. Effects arising from the enforcement of new CIT law have reflected into the accounts.

Income tax expense is summarized as follows:

	Three Months Ended September 30
	2007 (Unaudited)	2006 (Unaudited)
Current	$-	$-
Deferred	1,405,053	7,962
Income tax expense	$1,405,053	$7,962

The Company’s income tax expense differs from the “expected” tax expense (computed by applying the CIT rate of 25% percent to income before income taxes) as follows:

	Three Months Ended September 30
	2007 (Unaudited)	2006 (Unaudited)

Computed “expected” expense	$1,405,053	$7,962
Permanent difference	-	-
Income tax expense	$1,405,053	$7,962

EXH 99.2-18

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities are as follows:

September 30, 2007 (Unaudited)
Non-current portion:
Business tax	$-
Rental income	78,546
Capitalized interest	2,036,003
Amortization	674,714
Depreciation	448,968
Bad debt	2,453,134
Accumulated loss carry forward	22,543
Total deferred tax assets	$5,713,908

Current portion
Sales cut-off	$(1,435,227)
Interest income	(4,589,682)
Other income	483,605
Total deferred tax liabilities	$(5,541,304)

13.	COMMON SHARE CAPITAL

The common share capital of the Company is as follows:

September 30, 2007 (Unaudited)
Authorized:
50,000 Ordinary at $1 each	$50,000

Issued:
10 Ordinary at $1 each	$10

EXH 99.2-19

COLOR MAN HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	CONTINGENCIES

Pending litigation

(a) The Company entered into an agreement to purchase land from Pingdingshan No.3 Cement Factory for $1,843,646. However, the Company was not informed that such land was pledged as collateral for loans to the cement factory. Pingdingshan No. 3 Cement Company went bankrupt and the company that loaned them money then sued the Company for the loss of the collateral. On July 13, 2006, judgment was made by the Henan Pingdingshan Intermediary Court in which the Company was required to pay the lending company $485,851. The amount was paid in August 2006 and recorded as other expense in the statement of income (loss) for the year ended June 30, 2007. The Company is appealing the ruling to a higher court and the final judgment is pending.

(b) On June 27, 2007, China railway No. 5 bureau, the constructor who won the bid in the Pinglin expressway no.2 road connection project, was sued by the subcontractors Hujianting and Hefeiyue for postponing the commencing date of construction for more than 10 months. The total damage claimed in this case was $647,364, and the Company, as the 5th defendant, was brought into this case by the plaintiff. The case is currently ongoing and the Compay believes the claims against them are without substance and they plan to vigorously defend themselves. As such, there is no contingency accrual for this case at September 30, 2007.

14.	SUBSEQUENT EVENTS

(a) On October 1, 2007, the Company entered into a note receivable agreement with Tai Ao Expressway Co., Ltd. (“Tai Ao”), which is related to the Company through common control by the same shareholder, SVIC. The note receivable amounts to $17,070,448 and the amount is unsecured, bears interest at 7.29% per annum, and is due on September 30, 2008. The notes receivable were provided to Tai Ao for its construction working capital.

(b) On February 8, 2008, a share exchange agreement was consummated by and among Learning Quest Technologies, Inc. (“LQTI”), CMH and Joylink Holdings Limited (“Joylink”) pursuant to which LQTI issued 54,400,000 shares to Joylink, representing 68% of the total issued and outstanding LQTI common stock in exchange for the transfer by Joylink to LQTI of 100% of the issued and outstanding CMH capital stock. As a result of the transaction, CMH became a wholly-owned subsidiary of LQTI.

EXH 99.2-20